                                     EXHIBIT 23.2

                              INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of Photran Corporation on Form S-8 of our report (which expresses an unqualified opinion and includes an explanatory paragraph concerning Photran Corporation's ability to continue as a going concern) dated March 15, 1996 appearing in Amendment No. 3 on Form 10-SB (Commission File No. 333-02700C) which is incorporated by reference in the Registration Statement of Photran Corporation on Form 10SB 12G-A.

                                       DELOITTE & TOUCHE LLP



Minneapolis, Minnesota
June 28, 1996


                                          11